STATE OF DELAWARE
                           CERTIFICATE OF AMENDMENT TO
                              CERTIFICATE OF TRUST

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

1.   Name of Statutory Trust:  PIONEER IBBOTSON ASSET ALLOCATION SERIES

2. The Certificate of Amendment to the Certificate of Trust is hereby amended as follows:

     The name of the Trust is changed from from "Pioneer Ibbotson Asset Allocation Series" to "Pioneer Asset Allocation Trust".

3.   This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 17th day of November, 2014 A.D.


/s/ David R. Bock                            /s/ Marguerite A. Piret
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David R. Bock                                Marguerite A. Piret
As Trustee and not individually              As Trustee and not individually


/s/ Benjamin M. Friedman                    /s/ Fred J. Ricciardi
-----------------------------------------   ----------------------------------
Benjamin M. Friedman                        Fred J. Ricciardi
As Trustee and not individually             As Trustee and not individually


/s/ Margaret B.W. Graham                    /s/ Kenneth J. Taubes
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Margaret B.W. Graham                        Kenneth J. Taubes
As Trustee and not individually             As Trustee and not individually


/s/ Thomas J. Perna
-----------------------------------------
Thomas J. Perna
As Trustee and not individually